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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HD SUPPLY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3100 Cumberland Boulevard, Atlanta, Georgia 30339

April 25, 2014

To Our Shareholders:

        We were pleased to announce that the Company has appointed a new independent director, John W. Alden, to its board of directors and the audit committee of the board effective April 3, 2014. Mr. Alden is filling the Class I vacancy on the board of directors and audit committee following the resignation of Mitchell Jacobson in December 2013. Mr. Alden will serve as a Class I director of the Company, and will stand for re-election at the 2014 annual meeting of shareholders.

        Because this change affects the matters to be voted on at the Company's Annual Meeting of Shareholders on May 15, 2014 (the "Annual Meeting"), we are providing additional information in the attached proxy statement supplement. We are also providing a revised proxy card to enable shareholders to vote on three nominees for election as Class I directors, including Mr. Alden. If you sign and return the revised proxy card, it will revoke and replace any previous proxy you have submitted. If you do not sign and return the revised proxy card, your previous proxy will remain in effect, but it will not include any vote on Mr. Alden's election.

        The time and place of the Annual Meeting have not changed. The Annual Meeting will be held on Thursday, May 15, 2014 at 12:30 p.m. (local time) at 3100 Cumberland Boulevard, Atlanta, Georgia 30339.

        The attached proxy statement supplement should be read in conjunction with the proxy statement and annual report, which we previously provided to our shareholders of record.

        If you are a record holder of HD Supply's common stock at the close of business on March 17, 2014, you are eligible to vote on these matters, either by proxy, by Internet or by attending the Annual Meeting and voting in person. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, sign, date and return the enclosed revised proxy card in the enclosed postage-paid envelope or vote by Internet. Returning the proxy does not deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ JOSEPH J. DEANGELO Joseph J. DeAngelo President and Chief Executive Officer

YOUR VOTE IS IMPORTANT
PLEASE SIGN, DATE, & RETURN THE REVISED
PROXY CARD INCLUDED WITH THIS SUPPLEMENT OR
VOTE BY INTERNET AThttp://www.astproxyportal.com/ast/18392/

HD SUPPLY HOLDINGS, INC.
3100 Cumberland Boulevard
Atlanta, Georgia 30339

SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 31, 2014
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2014

        This Supplement supplements and amends the Proxy Statement dated March 31, 2014 (the "Proxy Statement") of HD Supply Holdings, Inc. (the "Company") furnished to holders of the Company's common stock in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at the Annual Meeting of Shareholders to be held on May 15, 2014 (the "Annual Meeting"), or any adjournment or postponement thereof. This Supplement, which should be read in conjunction with the Proxy Statement, is first being distributed to shareholders on or about April 25, 2014. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT
SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

        The Annual Meeting will be held at 3100 Cumberland Boulevard, Atlanta, Georgia 30339, at 12:30 p.m. local time. The record date for the determination of the holders of the Company's common stock who are entitled to notice of and to vote at the Annual Meeting is March 17, 2014, which is the same record date specified in the Proxy Statement.

CHANGE IN CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS
FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

        On April 4, 2014, the Company announced that John W. Alden was appointed to serve as a Class I director on the Company's board of directors effective April 3, 2014, with an initial term expiring at the 2014 Annual Meeting. Mr. Alden was also appointed to serve on the audit committee of the board. As a result of this change, the board of directors has authorized a revised slate of Class I nominees for election to the board of directors at the Annual Meeting. As discussed further below, the revised list of candidates nominated by the board of directors consists of all of the Class I nominees identified in the Proxy Statement, except that John W. Alden has been added to the list.

 PROPOSAL 1—

ELECTION OF DIRECTORS

        Proposal 1 as set forth in the Proxy Statement dated March 31, 2014, with respect to the 2014 Annual Meeting, is hereby amended to provide that the board of directors has nominated the following three individuals to serve on the board of directors for a three-year term until the 2017 annual meeting of the Company's shareholders and until their successors have been elected and qualified:

Name	Age	Director Since	Occupation	Board Committees	Independent
John W. Alden	72	2014	Retired; former vice chairman, UPS	Audit	Yes
Brian A. Bernasek	41	2011	Director, The Carlyle Group	Compensation; Executive	No
Stephen M. Zide	54	2007	Managing Director, Bain Capital	Compensation (Chair)	No

        Biographical information with respect to all nominees other than Mr. Alden is set forth in the Proxy Statement under the caption "Our Board of Directors." Biographical information with respect to Mr. Alden is set forth below.

The Board recommends a vote FOR each of the nominees for director.

        Mr. Alden, 72, served with United Parcel Service, Inc. ("UPS"), the largest express package carrier in the world, for 35 years, serving on UPS's board of directors from 1988 to 2000. His most recent role at UPS was as vice chairman of the board from 1996 until his retirement in 2000. Mr. Alden is also a director of the following public companies: Barnes Group Inc. since 2000, Silgan Holdings Inc. since 2001, The Dun & Bradstreet Corporation since 2002, and Arkansas Best Corporation since 2005. He will be retiring from Dun & Bradstreet's board as of the date of its May 2014 annual meeting.

        Mr. Alden brings to the board extensive experience in strategic planning, worldwide marketing, sales, communications, public relations and logistics and a life-long career in industry.

        The Board has determined that Mr. Alden is an independent director under the applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table supplements the table set forth under the heading "Ownership of Securities" in the Proxy Statement and describes, as of the date of this Supplement, the beneficial ownership of Company common stock held by Mr. Alden, and corrects the beneficial ownership of Anesa Chaibi reflected in the print version of the Proxy Statement. Such beneficial ownership is determined in accordance with Rule 13d-3(d)(i) under the Securities Exchange Act of 1934, as amended.

Directors and Executive Officers	Shares Owned Directly	Stock Options Exercisable Within 60 Days	Restricted Stock Units Vesting Within 60 Days	Vested Deferred Stock Units	Total Shares Beneficially Owned	Percent
John W. Alden	9,000	—	432	—	9,432	*
Anesa Chaibi	10,000	648,136	—	—	658,136

*
Less than 1%

VOTING; REVOCABILITY OF PROXIES

        With regard to the election of directors, you may vote "FOR" the three nominees for director, "FOR" one or more of the nominees for director and "ABSTAIN" from voting on one or more of the other nominees for director, or "ABSTAIN" from voting on any of the nominees for director. The Company's Third Amended and Restated By-Laws (the "Bylaws") provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected. Abstentions are not considered votes cast for or against the nominee under a plurality voting standard.

        If you sign and return the Revised Proxy Card, it will revoke and replace any previous proxy you have submitted. If you do not sign and return the Revised Proxy Card, your previous proxy will remain in effect, but it will not include any vote on Mr. Alden as a director nominee under Proposal No. 1. In order to vote on Mr. Alden as a director nominee in Proposal No. 1, you must submit a Revised Proxy Card by mail, vote by Internet at http://www.astproxyportal.com/ast/18392/, or by attending the Annual Meeting and voting in person. If you hold the Company's common stock in "street name," you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.

        If a Revised Proxy Card or original proxy card is properly signed, dated and returned and is not revoked, the proxy will be voted at the Annual Meeting in accordance with the shareholder's instructions indicated on the proxy. If no instructions are indicated on the proxy, the proxy will be voted "FOR" all board nominees for director; "FOR" the ratification of the appointment of our independent registered public accounting firm; "FOR" the approval, for an advisory basis, of executive compensation; and "FOR" an advisory vote on executive compensation EVERY THREE YEARS.

        Shareholders may revoke any previously delivered voting proxy at any time before the voting polls close at the 2014 Annual Meeting:

  •
  By delivering to the Company's Corporate Secretary at HD Supply Holdings, Inc., 3100 Cumberland Boulevard, Atlanta, Georgia 30339 a written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  By attending the Annual Meeting, requesting that the prior proxy not be used and voting in person;

  •
  By submitting a later-dated proxy card;

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  If you voted by Internet, by voting at a later time by Internet at http://www.astproxyportal.com/ast/18392/; or

  •
  If you have instructed a broker, bank or other nominee to vote the shareholder's share, by following the directions received from the broker, bank or other nominee to change those instructions.

OTHER MATTERS

        Other than as set forth above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Annual Meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Revised Proxy Card to vote the shares they represent in accordance with their best judgment on each of such matters.

/s/ RICARDO J. NUNEZ Ricardo J. Nuñez, Secretary
Atlanta, Georgia April 25, 2014

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CHANGE IN CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING
PROPOSAL 1— ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK
VOTING; REVOCABILITY OF PROXIES
OTHER MATTERS